EXHIBIT 10.6

              SERVICES AGREEMENT BETWEEN BRIDGEPORT FINANCIAL, INC.
                                 AND THE COMPANY

                               SERVICES AGREEMENT


              THIS SERVICES AGREEMENT (the "Agreement") is made as of the 1st day of January, 1997, by and between TELECOM INVESTMENT CORPORATION ("TIC") and BRIDGEPORT FINANCIAL, INC. ("Bridgeport").

                                    RECITALS:

                TIC is in the business of acquiring, owning and operating wireless cable television, telephony and data transmission frequencies, and related assets (collectively, "Wireless Rights"), in developing and emerging markets, including markets in Central and South America, Europe and Asia (the "Business").

                Bridgeport has experience in businesses similar to the Business, and is currently providing consulting or other services to TIC in connection with the Business under the terms of an oral agreement (the "Oral Agreement").

                TIC desires to retain Bridgeport, and Bridgeport desires to be retained by TIC, for the purpose of providing to TIC certain advisory and other services relating to the Business and upon the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the parties agree as follows:

                                   AGREEMENT:

              1. Termination of Oral Agreement. Bridgeport and TIC are currently parties to the Oral Agreement, pursuant to which Bridgeport provides to TIC services similar to the Services, as

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described in paragraph 3, and in exchange for the amount of $5,000 per month. In consideration of the execution by the parties of this Agreement (and upon the execution hereof by the parties), the Oral Agreement shall be deemed terminated for all purposes.

              2. Engagement of Bridgeport. Subject to the terms and conditions of this Agreement, TIC hereby engages Bridgeport to provide and perform, and by execution of this Agreement, Bridgeport agrees to provide and perform, all of the duties, services and obligations required of Bridgeport under the terms of this Agreement, including the Services, as that term is described in paragraph 3.

              3.  Services.   During  the  term  hereof,   Bridgeport  shall  be
responsible for, among other things, the following duties and functions (collectively, the "Services"):

                      (a) To provide to TIC and its affiliates business, legislative, technical and administrative advice relating to the acquisition, ownership, use or commercial exploitation of Wireless Rights in TIC's current and anticipated market areas (the "Market Areas") and, at the request of TIC, to assist TIC or its affiliates in the acquisition or disposition of any such Wireless Rights.

                      (b) To notify, and keep TIC fully apprised, of all legislative, legal and technological changes in wireless cable, telephony and data transmission rights (or regulations or laws relating thereto) in the Market Areas, and to notify or apprise TIC of any opportunities to acquire, develop, utilize, invest in or sell, any Wireless Rights in the Market Areas.

                      (c) At the request of TIC, assist TIC and its affiliates in the preparation, filing and prosecution of any applications, requests or other filings for Wireless Rights in any of the Market Areas.

                      (d) At the request of TIC, assist TIC and its affiliates in the acquisition of funding for the Business.

                      (e) To use its best efforts to perform the Services in a substantial workmanlike manner and in accordance with any applicable or appropriate standards, guidelines, business policies,

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procedures  and  business  plans  established  from  time  to time by TIC or any governmental agency or authority having jurisdiction over Bridgeport.

                      (f) To provide TIC with such reports as it may reasonably require (either verbal or written) relating to the matters set forth in this paragraph 3.

                      (g) To protect TIC's trade secrets and proprietary information, including, but not limited to its marketing information, client lists, prospect lists, business plans and other confidential information from any unauthorized use or exposure.

                      (h) To acquire, and maintain, at its own expense, any and all permits, equipment, licenses or personnel (including employees, agents or independent contractors) necessary or appropriate for Bridgeport to perform the Services in accordance with the terms hereof.

              4. Independent Contractor Status. Bridgeport understands and agrees that this Agreement shall not constitute or create any contract or relationship of employment, partnership or agency between Bridgeport and TIC, and that Bridgeport shall, for all purposes, be considered to be an independent contractor of TIC. THE MEANS, METHODS AND TIMING OF BRIDGEPORT'S PERFORMANCE OF THE SERVICES SET FORTH IN THIS AGREEMENT SHALL BE LEFT EXCLUSIVELY AND SOLELY TO BRIDGEPORT'S DISCRETION. BRIDGEPORT SHALL BE FREE TO DISPOSE OF SUCH PORTION OF ITS EMPLOYEES' OR OWNER'S TIME, ENERGY AND SKILLS DURING REGULAR BUSINESS HOURS IN SUCH MANNER AS BRIDGEPORT SEES FIT, AND TO PROVIDE OR UTILIZE SUCH TIME, ENERGY AND SKILL FOR THE BENEFIT OF SUCH OTHER PERSONS, FIRMS OR ENTITIES AS BRIDGEPORT DEEMS ADVISABLE, CONSISTENT WITH THE TERMS HEREOF. TIC AND BRIDGEPORT ACKNOWLEDGE AND AGREE THAT BRIDGEPORT SHALL HAVE THE RIGHT TO DELEGATE OR SUBCONTRACT ALL OR A PORTION OF THE SERVICES TO THIRD PARTIES, PROVIDED THAT BRIDGEPORT OTHERWISE COMPLIES WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT.

              5. Consideration.

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                      (a) In  consideration  of the performance by Bridgeport of the Services, TIC agrees to pay to Bridgeport, during the term hereof and on an annual basis in arrears, an amount equal to the sum of (i) two percent (2%) of the first $50,000,000 of Telecom's gross annual revenues and (ii) one percent (1%) of Telecom's gross annual revenues in excess of $50,000,000, from all sources; provided, however, that in no event shall the amounts payable to Bridgeport hereunder be less than one hundred fifty thousand dollars ($150,000) for the first Contract Year, as defined below, or $20,855.33 per month thereafter. The amounts payable with respect to the first Contract Year shall be due and payable upon the earlier of 15 days after the end of such Contract Year or 5 days after the receipt by TIC of proceeds from an equity or debt financing of at least $3,000,000. Thereafter, the amounts due Bridgeport under the terms of this Agreement shall be due and payable within 15 days of the end of such month. Bridgeport hereby specifically acknowledges that, by reason of the termination of the Oral Agreement, it is waiving (and does hereby waive) all monthly amounts payable or to be payable to it under the Oral Agreement.

                      (b) For purposes of this paragraph, (i) "TIC" shall mean TIC and all of its parent and subsidiaries, and its parent's subsidiaries; provided, however, that if any subsidiary is not held 100% by TIC or its parent, the revenue of such subsidiary shall be attributed to TIC to the extent of TIC's or its parent's ownership of such subsidiary. By way of example, if a subsidiary is only owned 20% by TIC, only 20% of that subsidiary's revenue would be attributed to TIC for purposes of this paragraph 4. Notwithstanding the foregoing, no revenue shall be attributed to TIC from any operations of TIC or its subsidiaries or parent with respect to Wireless Rights in New Zealand; and
(ii) a "Contract Year" shall mean a period beginning on the execution of this Agreement and continuing through the one year period thereafter.

                      (c) From time to time during the term of this Agreement and during the period ending on the third anniversary of its termination, Bridgeport shall be entitled to review or audit the books and records of TIC in order to verify the amounts due and payable to Bridgeport pursuant to this paragraph. If any such audit or review shows that the amounts actually due Bridgeport for any calendar year hereunder was understated by TIC by 5% or more, TIC shall bear the costs of such audit or review, and shall be required to pay to Bridgeport the amount of any such deficiency, together with interest thereon (from the ending date of the calendar year in question) at the rate of

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18% per annum  until  such  deficiency  is paid in full).  If any such  audit or review shows no deficiency or a deficiency of less than 5%, Bridgeport shall bear the costs and expenses of such audit or review.

              6. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of 5 years. Thereafter, this Agreement shall automatically renew for successive periods of 1 year, unless either party notifies the other party of its election not to renew this Agreement at least 60 days prior to the end of the current term.

              7. Termination.

                      (a) TIC may terminate this Agreement at any time and with or without notice to Bridgeport in the event of the occurrence of any one or more of the following:

                               (i)  TIC ceases active business operations;

                               (ii)  Bridgeport  fails or refuses to perform the
Services in accordance with the terms hereof;

                               (iii) Bridgeport,  or its principals,  is charged
with or convicted of a felony;

                               (iv)   Bridgeport    breaches   its   duties   or
obligations hereunder and fails or refuses to correct any such breach within 10 days of written notice by TIC of such breach; or

                               (v) Upon the issuance of any final, binding order
of  a  governmental   authority  having   jurisdiction   rendering   invalid  or
unenforceable any central part of this Agreement.

                      (b) Bridgeport may terminate this Agreement at any time and with or without notice in the event TIC breaches its duties or obligation hereunder, and fails or refuses to correct such breach within 10 days of written notice by Bridgeport of such breach.


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                      (c) Bridgeport and TIC may terminate  this  Agreement,  at any time, upon their mutual written consent.

                      (d) In the event of the termination of this Agreement in accordance with this paragraph 7, all obligations of the parties (except those specified to survive such termination, as described in this Agreement) shall cease as of the termination date without prejudice to any rights or remedies of either party.

              8. Records. Bridgeport shall maintain adequate and accurate records, books and accounts regarding the performance of the Services hereunder, which shall be open to inspection by TIC during normal business hours during the term of this Agreement and for a period of three (3) years thereafter.

              9. Customers and Competition.

                      (a) Bridgeport acknowledges and agrees that TIC has and will spend substantial time, effort and money in connection with the development of its Business and the promotion, marketing and sale of the Business, and that all customers and accounts for which Bridgeport provides services hereunder are and shall remain the sole and exclusive customers, accounts and proprietary contacts of TIC after the termination of this Agreement.

                      (b) During the term of this Agreement and for a period of one year after its termination, Bridgeport shall not engage in any business operations in direct or indirect competition with the Business in any then-current market of TIC.

                      (c) Bridgeport hereby acknowledges and agrees that, as a result of the special relationship between Bridgeport and TIC relating to the nature and terms of this Agreement, and other matters, the breach by Bridgeport of the terms and conditions of this paragraph would result in immediate and irreparable harm to TIC, the extent of which would be difficult or impossible to determine. Therefore, in the event of any breach or threatened breach by Bridgeport of the terms and conditions of this paragraph, TIC shall have the right to obtain, and Bridgeport hereby consents to the issuance of, a temporary or permanent injunction preventing or ceasing any such violation. The right

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to injunctive  relief provided under this paragraph shall be in addition to such other rights and remedies as TIC may have, under law or in equity. In the event of any termination of this Agreement, the provisions of this paragraph 9 shall survive.

              10. Authority and Relationship. Bridgeport shall not have any right to bind, obligate or make representations with respect to TIC in any business or other matter whatsoever, and shall not make any representations to the contrary. TIC shall not be obligated to accept any business opportunity procured or proposed by Bridgeport as a result of its performance of the Services hereunder.

              11. Indemnification. Bridgeport shall forever protect, save and keep TIC harmless and indemnify TIC against and from any and all claims, demands, losses, costs, damages, suits, judgments, penalties, expenses and liabilities of any kind or nature whatsoever (including attorneys' fees and court costs) arising directly or indirectly out of or in connection with a breach by Bridgeport of any of its representations, warranties or covenants contained in this Agreement.

              12. Representations and Warranties of Bridgeport. Bridgeport hereby represents and warrants to TIC, with the understanding that TIC is relying upon such representations and warranties in entering into this
Agreement:

                      (a) Bridgeport is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has received all necessary approvals (shareholder, director or otherwise) necessary for it to execute and perform this Agreement.

                      (b) The execution and performance by Bridgeport of this Agreement will not constitute a breach or a violation of any agreement to which Bridgeport is a party, or violate or breach its articles of incorporation or bylaws.

              13. Assignment or Transfer. It shall be a condition to the transfer, assignment or delegation by Bridgeport of any of its rights or obligations under this Agreement that the transferee possess (in TIC's sole discretion) the requisite skills, experience and knowledge to perform the

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Services  hereunder  and  that the  transferee  agree to  execute  an  agreement substantially in the form of this Agreement. This Agreement shall be binding upon any successor or assignee of TIC, or upon any permitted successor or assignee of Bridgeport.

              14. Default. Should default occur in the performance of any of the obligations set forth in this Agreement, the defaulting party shall, in addition to any damages which may result from that default, pay to the non-defaulting party the costs, including reasonable attorneys' fees incurred by the non-defaulting party in curing such default or in enforcing the terms and conditions of this Agreement.

              15. Headings. The headings for the paragraphs of this Agreement are inserted for convenience only and are not part of this Agreement.

              16. Severability. Any provision hereof which may be invalid or unenforceable under any applicable law or regulation shall be reformed so as to be enforceable and so as to effectuate, to the maximum extent possible, the intent of the parties hereunder. Any invalidity or unenforceability of any provision hereunder shall not invalidate the remaining provisions of this Agreement.

              17. Governing Law. The validity, construction, enforcement and effect of this Agreement shall be governed by the laws of the State of Utah. The parties hereto specifically submit to the jurisdiction of the state and federal courts for the State of Utah with respect to all questions relating to the construction and enforcement of this Agreement and to the adjudication of any and all claims arising out of this Agreement.

              18. Integration. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous written or oral negotiations, commitments or writings, and cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

              IN WITNESS WHEREOF, the parties execute this Agreement as of the day and date first noted above.


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                                                  BRIDGEPORT FINANCIAL, INC.

                                                  By:/s/ George D'Ambrosio
                                                  Its:Chairman


                                                  TELECOM INVESTMENT CORPORATION

                                                  By:/s/ Emanuel A. Floor
                                                  Its:Vice President & Secretary


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